Exhibit 10.5

REDACTED COPY

Certain identified confidential information has been redacted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Confidential portions of this Exhibit are designated by [*****].

PAGSEGURO INTERNET LTDA

TECHNICAL PROPOSAL

VirtuStream

Introduction

São Paulo, May 29, 2019

Reference to UOL Diveo Proposal OPT 19/26358-A

Attn: Mr. Fabio Alves Moreira

As an answer to your request, we hereby submit a proposal of integrated solution for technology and services to meet PAGSEGURO INTERNET LTDA’s expectations regarding IT infrastructure services.

We would like to provide PAGSEGURO INTERNET LTDA with our experience with high-quality services provided to the corporate market. We have designed this Proposal as a commitment to offer the best solution to the business needs of PAGSEGURO INTERNET LTDA.

We appreciate the opportunity and remain at your full disposal to clarify any questions that may arise.

Best regards,

/s/ Thomas Jefferson
Thomas Jefferson
Solution Architect

Confidentiality

All information included herein is strictly confidential and provided with the sole purpose of technically describing UOL DIVEO’s solutions, as requested by PAGSEGURO INTERNET LTDA, and it shall not be used for any other purpose.

Regarding the services described herein, if PAGSEGURO INTERNET LTDA chooses a provider that is not UOL DIVEO, or if it does not select any supplier within 15 days after the date hereof, PAGSEGURO INTERNET LTDA agrees to return all of UOL DIVEO’s exclusive and confidential information, including, but not limited to, this document, and it shall not use nor disclose such information in any way whatsoever in order to obtain an unfair business advantage for itself, its subsidiaries, associations or partners in any way, for subsequent business opportunities in which it may be directly or indirectly competing with UOL DIVEO.

PAGSEGURO INTERNET LTDA shall not partially or fully publish or disclose the information included herein, without UOL DIVEO’s previous written consent. Several names of services and companies referred herein are trademarks. All of such are recognized upon this statement.

VirtuStream Offer

Virtustream is a Virtual Private Cloud platform that delivers capacity of computer resources to its users according to the need of each environment. To best provide for your business, UOLDIVEO uses the grouping method for the computer resources in a measurement unit called µVM (microVM). Each µVM is represented by 200MHz of CPU, 768MB of RAM and 40 IOPS (Input/Output Operations Per Second) of access to Storage, which may be contracted in two types:

BASIC	CORE
Computer environment without guarantee of resource reserve, for environments that are qualified to compete for computer resources, if needed. Recommended for non-critical environments.	Computer environment where allocated computer resources are reserved and guaranteed within the usage commitment level. This type is strongly recommended for highly critical environments.

Ticketing shall occur based on the consumption in µVM of computer resources within the total allocated to the environment, providing the benefit of charging for the actual use of resources at the client’s environment, thus, reducing computer infrastructure costs.

Unlike the conventional model, which charges for allocated resources, UOLDIVEO charges for the resources that were actually used. For such, UOL DIVEO continuously assesses the computer capacity in use (micro units) and reorganizes them (for ticketing purposes) within the group of resources contracted by the client.

Each micro unit, called micro VM (µVM), is established as an element comprised by 200 Megahertz (MHz) of CPU, 768 Megabytes (Mbyte) of RAM and 40 IOPS of access to stored data.

[Caption:

Processador: CPU

Memória: Memory

Cobrança por alocação: Charge by allocation

Processo de Mapeamento: Mapping Process

Cobrança por utilização: Charge by use]

Thus, within the total amount of computer resources allocated to the client, according to the client’s need, a commitment of use (allowance) is stipulated, measured in µVM, which shall render a financial discount in the amount of the allocated µVM, thus, resulting in a business benefit to the client upon the minimum use of the allocated environment.

[Caption:

Pago por VM alocada: Paid by allocated VM

Cobrança de franquia + excedente: Charge of allowance + extra use]

Topology

Offer Summary

Reference of monthly consumption based on January/2019 measurement

Resource Pool*:

•	Resource Pool Basic**: 610 µVM

Storage*

•	Cloud Storage Single Gold**: 147.3 TB

*	Consumption shall be monthly measured and charged as used.

SLA

UOL DIVEO shall offer service level guarantees, ensuring compensation if it does not achieve the specified levels.

The platform’s minimum monthly availability, excluding the emergency and pre-scheduled maintenance, shall be of [*****]%.

Platform means the management panel of virtual machines and the network, computer and storage infrastructure.

Platform unavailability means when all clients cannot create, change, access or exclude virtual machines within the platform.

All unavailability reported by the CLIENT will be assessed by UOL DIVEO and deemed valid whenever the problem is verified and found at UOL DIVEO’s platform, and not only in the CLIENT’s environment. The time between formal notice of error by the CLIENT and the first feedback on the occurrence by UOL DIVEO shall be carried out as shown in the chart below:

Impact on Business	Impact Description	UOL DIVEO’s Response	Client’s Response
Catastrophic	• Total loss of a critical business process and it is not possible to continue working in a reasonable form. • Requires immediate attention	• Responds the 1st call within 1 hour or less. • Continuous effort 24/7. • Fast escalation to teams who are expert in the technology of the issue. • Notifies senior executive officers.	• Notifies senior executive officers. • Allocation of qualified professionals to keep up with the 24/7 effort. • Fast access and response from the authority responsible for control of changes.

Critical	• Material loss or degradation of services.	• Responds the 1st call within 2 hour or less. • Continuous effort 24/7. • Notifies senior executive officers.	• Allocation of qualified professionals to keep up with the 24/7 effort. • Fast access and response from the authority responsible for control of changes. • Notifies management.

Moderate	• Moderate loss or degradation of services, but it is possible to continue working in an impaired way.	• Responds the 1st call within 4 hour or less. • Continuous effort only during business hours.	• Allocation of qualified professionals to keep up with the effort during business hours. • Access and response from the authority responsible for control of changes within 4 business hours.

Minimum	• Substantially regular operation, with little to no issues preventing the work to go on.	• Responds the 1st call within 6 hour or less. • Continuous effort only during business hours.	• Allocation of qualified professionals to keep up with the effort during business hours. • Responds within 24 hours.

[*****]   Confidential information redacted

Whenever unavailability is identified, UOL DIVEO shall automatically grant a discount within two (2) months from the incident, in the invoices subsequent to the unavailability.

In the event of interruption of any of the network circuits, by sole and proven fault of UOL DIVEO, and which exceeds the minimum availability period, the CLIENT shall be entitled to credit in the subsequent month after the interruption, according to the following calculation:

[*****]

Where:

[*****]

In the event mentioned in this section, and provided that the interruption lasted for more than twelve (12) hours, the CONTRACTOR shall grant the CLIENT a discount equivalent to 1/30 of the amount of the monthly fee.

The discount amount shall have as basis the amount in force at the month the interruption occurred, and no discounts shall be granted in the following cases:

•

Interruptions scheduled by UOL DIVEO with purposes of preventive and/or corrective maintenance of the services established herein, provided that duly informed to the CLIENT fifteen (15) days in advance;

•	Interruptions caused by improper use by the CLIENT or its employees as well as interruptions caused by errors in its infrastructure or its end customer’s infrastructure;

•	When the CLIENT prevents UOL DIVEO from having access to where the equipment is located, for any reason, thus, delaying the performance of the services.

•	The CONTRACTOR is not obliged to grant the discount if the interruption or degradation of the service occurs due to force majeure or act of god.

The parties may review the SLA on an annual basis.

[*****]   Confidential information redacted

General Considerations

•

The project herein described is a reference based on the requirements presented by PAGSEGURO INTERNET LTDA. The services of public cloud are billed according to the type of offer contracted. The Client has autonomy to create or demobilize resources and the charge shall be made by consumption / hour of resources allocated in the project;

•

UOL DIVEO shall be responsible for the management of the physical security of the Data Center (monitoring cameras, devices to control people’s entrance, sensors and other equipment or procedures to detect fire), network equipment, infrastructure of physical servers located in the Data Center involved and physical connectivity to access the Internet;

•

Requests of amendment to the initial scope of the project demanding UOL DIVEO’s support must be assessed by UOL DIVEO and the Client together. This request is subject to additional performance costs and terms;

•

UOL DIVEO reserves the right to change any type of supplier, trademark or software version of products used in its default portfolio, without prejudice to the services provided, due to matters of technology upgrade or adjustments to market standards, upon previous notice to the Client.

•	PAGSEGURO INTERNET LTDA is responsible for the sizing and specification of the servers, communication links and any other input, whether it was mentioned or not in this proposal;

•

The equipment, infrastructure software and services described in the proposal shall be acquired, provided and managed by UOL DIVEO, and PAGSEGURO INTERNET LTDA is responsible for purchasing, implementing and managing its applications and other non-specified elements;

•

In the event of use of links from Third-Party Operators not contracted by UOL DIVEO for the project, UOL DIVEO shall be responsible for the cross-connection between the operating room and the computer environment provided. Such connections are subject to specific billing. Links from the Third-Party Operator will only be accepted with presence point inside the Operators Room in UOL DIVEO’s Data Centers. Any request differing from this standard shall be treated as a special project, upon analysis of technical feasibility and specific business proposal;

•

If there is any change to the prices of licenses (software or hardware) used in the project, UOL DIVEO may pass on all costs to PAGSEGURO INTERNET LTDA. If it becomes necessary, the changes shall be informed to PAGSEGURO INTERNET LTDA. thirty (30) days in advance;

•

For projects where licensing is provided by UOL DIVEO and the environment is managed by PAGSEGURO INTERNET LTDA, all requests for technical support to the manufacturer must be made through a ticket at UOL DIVEO Service Desk, and they shall be subject to additional charges;

•

If the scope of the project takes into account the use of software licenses provided by UOL DIVEO, and managed by PAGSEGURO INTERNET LTDA, at any time during the effectiveness hereof, PAGSEGURO INTERNET LTDA may be requested to provide administrative access to the Operating System, for audit purposes. If any inconsistencies are found, PAGSEGURO INTERNET LTDA shall be formally notified about the inconsistencies and the settlement costs due;

•

Migration of data from any existing structure of PAGSEGURO INTERNET LTDA to the environment provided in UOL DIVEO’s Data Centers is not covered by this proposal. If necessary, there shall be an enhanced technical refinement to create an additional technical/business proposal;

•

If the agreement is cancelled, UOL DIVEO shall perform the disposal of data comprised in its storage units and backup environment. The client shall be responsible for making copies and migrating its data before the authorization of shutdown. UOL DIVEO shall not store any data of PAGSEGURO INTERNET LTDA after end of effectiveness of the Agreement.

•

This proposal is governed by UOLCLOUD Agreement, available at https://www.uoldiveo.com.br/contratos/Contrato_UOL%20CLOUD_arquivado_em_06.12.18_registro_n_1471450_8_cartorio.pdf, which was registered at the 8th Public Registry of Deeds and Documents, and the CLIENT represents to acknowledge and agree with its entire content.

São Paulo, May 29, 2019

Docusigned by:
/s/ Renato Bertozzo Duarte
PAGSEGURO INTERNET LTDA

Docusigned by:
/s/ Marcelo Ivaldo da Silva
PAGSEGURO INTERNET LTDA

Docusigned by:
/s/ Rogildo Torquato Landim
UOL DIVEO TECNOLOGIA LTDA

Docusigned by:
/s/ Marcelo Moojen Epperlein
UOL DIVEO TECNOLOGIA LTDA

WITNESSES:

Docusigned by:
/s/ Marcio Drummond Araujo
Name:
ID:

Docusigned by:
/s/ Joana Monteiro Fernandes Adolfs
Name:
ID:

UOL DIVEO

www.uoldiveo.com

BUSINESS PROPOSAL

PAGSEGURO – Virtualstream

São Paulo, May 29, 2019

To PAGSEGURO INTERNET LTDA

Att.: Raphael Bittencourt

Reference to Proposal UOLDIVEO OPT 19/26358 and 19/26868

As an answer to your request, we hereby submit a technology integrated solution proposal to meet PAGSEGURO INTERNET LTDA’s expectations regarding IT infrastructure services.

We would like to provide PAGSEGURO INTERNET LTDA with our experience with high-quality services provided to the corporate market. We have designed this Proposal as a commitment to offer the best solution to the business needs of PAGSEGURO INTERNET LTDA.

You will find below our technical proposal and we hereby appreciate the opportunity and remain at your disposal for any clarifications.

Best regards,

/s/ Joana Monteiro Fernandes Adolfs
Joana Monteiro Fernandes Adolfs
Account Manager

Index

Non-Disclosure Agreement	4

Business Conditions	5

Considerations	5

Unit Price List	6

Non-Disclosure Agreement

All information included herein is strictly confidential and provided with the sole purpose of technically describing UOLDIVEO’s solutions, as requested by PAGSEGURO INTERNET LTDA, and it shall not be used for any other purpose.

Regarding the services described herein, if PAGSEGURO INTERNET LTDA chooses a provider that is not UOLDIVEO, or if it does not select any supplier within 15 days after the date hereof, PAGSEGURO INTERNET LTDA agrees to return all of UOLDIVEO’s exclusive and confidential information, including, but not limited to, this document, and it shall not use nor disclose such information in any way whatsoever in order to obtain an unfair business advantage for itself, its subsidiaries, associations or partners in any way, for subsequent business opportunities in which it may be directly or indirectly competing with UOLDIVEO.

PAGSEGURO INTERNET LTDA shall not partially or fully publish or disclose the information included herein, without UOLDIVEO’s previous written consent. Several names of services and companies referred herein are trademarks. All of such are recognized upon this statement.

Business Conditions:

Services Description	[*****]
[*****]

Billed Amount	[*****]
Services Description	[*****]
[*****] [*****]
Reference to services described in Technical Proposal OPT 19/26358	[*****]
Services Description	[*****]
[*****] [*****]
Reference to services described in Technical Proposal OPT 19/26868	[*****]

Considerations:

•

This proposal is effective through: 15 business days. If the period lapses and the CLIENT has not returned the document duly signed to UOLDIVEO, the terms and conditions provided herein may be revised by UOLDIVEO;

•

This proposal is governed by UOLCLOUD Agreement, available at https://www.uoldiveo.com.br/contratos/Contrato_UOL%20CLOUD_arquivado_em_06.12.18_registro_n_1471450_8_cartorio.pdf, which was registered at the 8th Public Registry of Deeds and Documents, and the CLIENT represents to acknowledge and agree with its entire content

•	Taxes and rates shall be applied pursuant to the legislation in force:

•	PIS, COFINS and ICSM (in force each location) are levied on Telecom services;

[*****]   Confidential information redacted

•

ISS, PIS and COFINS are levied on Data Center Solution services, Managed Services, Software as Service, Services to Applications and/or Security Management Services, pursuant to the nature of the service;

•	PIS and COFINS are levied on Internet provision services and Cloud services.

•

Any changes to tax rates or to the calculation basis of taxes levied on the price of the provision subject matter hereof, as well as any taxes that may be created as from the date hereof, even if due to revocation of exemption, shall order the reformulation of prices offered, whether up or downwards, according to the supervening change;

•

Non-compliance by the CLIENT with obligations established in the Technical and Business Proposal resulting in delay of the originally proposed schedule shall not exempt the CLIENT from timely compliance with other obligations, specially the obligations associated to payments due;

•

To facilitate the implementation of the contracted scope, the CLIENT shall pay the amount of the Preparatory Fee to UOL DIVEO within thirty (30) days from the execution of the Agreement/Purchase Order;

•	Monthly fees shall be billed as follows:

•	[*****]

•	[*****]

•	[*****]

Unit Price List:

Item	Unit Price [*****]
[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****]   Confidential information redacted

The undersigned Client hereby agrees with the business and technical conditions established in the Proposals, which are an integral part of the Agreement for the period of 24 months.

São Paulo, May 29, 2019

Docusigned by:
/s/ Renato Bertozzo Duarte
PAGSEGURO INTERNET LTDA

Docusigned by:
/s/ Marcelo Ivaldo da Silva
PAGSEGURO INTERNET LTDA

Docusigned by:
/s/ Rogildo Torquato Landim
UOL DIVEO TECNOLOGIA LTDA

Docusigned by:
/s/ Marcelo Moojen Epperlein
UOL DIVEO TECNOLOGIA LTDA

WITNESSES:

Docusigned by:
/s/ Marcio Drummond Araujo
Name:
ID:

Docusigned by:
/s/ Joana Monteiro Fernandes Adolfs
Name:
ID:

Completion Certificate

Envelope ID: B5D2EE9618F54D96B332163F13764CE7

Status: Completed

Subject: ‘OPT-19-26358-A - PAGSEGURO - Proposta TQcnica - Virtustream TB.pdf’.pdf, ‘OPT-19-263...

Source Envelope:

Document Pages: 20

Signatures: 12

Envelope Originator: Saedio Dias de Souza Filho

Av. Brigadeiro Faria Lima, 1.384

SP, SP 01452-002

sfilho@uolinc.com

IP address: [*****]

Certificate pages: 9

Initials: 2

AutoNav: Enabled

Envelopeld Stamping: Enabled

Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Record Tracking

Status: Original

June 4, 2019 06:49:23

Holder: Saedio Dias de Souza Filho

sfilho@uolinc.com

Location: DocuSign

Signer Events	Signature	Timestamp
Saedio Dias de Souza Filho sfilho@uolinc.com LAWYER UNIVERSO ONLINE S.A. Security Level: E-mail, Account authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	Signature established by: Signature image loaded Using IP address: [*****]	Sent: 06/11/2019 07:49:35 Viewed: 06/11/2019 07:49:44 Signed: 06/11/2019 07:49:52

Marcio Drumond Araujo mdrumond@uolinc.com	Signature established by: Signature image loaded Using IP address: [*****]	Sent: 06/11/2019 07:49:53 Viewed: 06/11/2019 10:08:46

[*****]   Confidential information redacted

Security Level: E-mail, Account authentication (None) Electronic Record and Signature Disclosure: Accepted: 08/19/2018 05:25:15 ID: e6878176-aad6-4c42-a7f3-d9d3d393ed25		Signed: 06/11/2019 10:08:57

Marcelo Moojen Epperlein

mepperlein@uoldiveo.com

CFO UOLDIVEO

Security Level: E-mail, Account authentication (None)

Electronic Record and Signature Disclosure:

Accepted: 08/31/2018 13:30:22

ID: 774a953a-502f-490e-8d30-287bcf760845

	Signature established by: Pre-set style Using IP address: [*****]	Sent: 06/11/2019 10:08:59 Viewed: 06/18/2019 07:38:10 Signed: 06/18/2019 07:38:23

Rogildo Torquato Landim

gtorquato@uoldiveo.com

CEO UOLDIVEO

CEO

Security Level: E-mail, Account authentication (None)

Electronic Record and Signature Disclosure:

Accepted: 06/11/2019 10:45:41

ID: 9ca243ad-69b1-45f8-956e-a373ff36187b

	Signature established by: Pre-set style Using IP address: [*****]	Sent: 06/11/2019 10:08:59 Viewed: 06/11/2019 10:45:41 Signed: 06/11/2019 10:45:51

Marcelo Ivaldo da Silva

mivaldo@uolinc.com

Financial Officer

Security Level: E-mail, Account authentication (None)

Electronic Record and Signature Disclosure:

Accepted: 03/07/2018 04:02:50

ID: 0be21cd5-144b-4d17-be31-94107e8eb350

	Signature established by: Pre-set style Using IP address: [*****]	Sent: 06/18/2019 07:38:25 Viewed: 06/18/2019 08:00:07 Signed: 06/18/2019 08:00:22

[*****]   Confidential information redacted

Renato Bertozzo Duarte	Signature established by:	Sent: 06/18/2019 07:38:25

rduarte@uolinc.com

Legal Officer

Universo Online S.A.

Security Level: E-mail, Account authentication (None)

Electronic Record and Signature Disclosure:

Accepted: 06/18/2019 08:06:38

ID: 027c7dad-3b34-44ef-b1be-abeacde57664

	Pre-set style Using IP address: [*****]	Viewed: 06/18/2019 08:06:38 Signed: 06/18/2019 08:06:47

Joana Monteiro Fernandes Adolfs

jmfernandes@uoldiveo.com

Security Level: E-mail, Account authentication (None)

Electronic Record and Signature Disclosure:

Accepted: 04/08/2019 07:23:29

ID: 4829ab4b-0674-4745-8209-25a6403c9a1d

	Signature established by: Pre-set style Using IP address: [*****]	Sent: 06/18/2019 08:06:49 Viewed: 06/18/2019 11:41:05 Signed: 06/18/2019 11:41:13

In Person Signer Events

Signature

Timestamp

Editor Delivery Events

Status

Timestamp

Agent Delivery Events

Status

Timestamp

Intermediary Delivery Events

Status

Timestamp

Certified Delivery Events

Status

Timestamp

Carbon Copy Events

Status

Timestamp

[*****]   Confidential information redacted

Witness Events

Signature

Timestamp

Notary Events

Signature

Timestamp

Envelope Summary Events	Status	Timestamp
Envelope Sent	Hashed/Encrypted	06/18/2019 08:06:49
Certified Delivery	Security checked	06/18/2019 11:41:05
Signing Complete	Security checked	06/18/2019 11:41:13
Completed	Security checked	06/18/2019 11:41:13

Payment Events

Status

Timestamp

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: February 07, 2018 05:43:37

Signatory parties: Marcio Drumond Araujo, Marcelo Moojen Epperlein, Artur Gaulke Schunck

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At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after signing session and, if you elect to create a DocuSign signer account, you may access them for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will not be charged a per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us thereafter that you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign “Withdraw Consent” form on the signing page of a DocuSign envelope instead of signing it. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, let us know as described below. Also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact UOL - UNIVERSO ONLINE S/A:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below:

You may contact us through the e-mail address: lnogueira@uolinc.com

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To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send us an e-mail to lnogueira@uolinc.com and provide: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your email address.

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To request paper copies from UOL - UNIVERSO ONLINE S/A:

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to lnogueira@uolinc.com and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.

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To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

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To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, let us know by clicking the “I agree” button below.

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Until or unless I notify UOL - UNIVERSO ONLINE S/A as described above, I consent to receive through exclusively electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by UOL - UNIVERSO ONLINE S/A during the course of my relationship with you.

UOL DIVEO

UOL CLOUD AGREEMENT	FORM

By this private instrument, entered by and between, on the one side, the CUSTOMER, and on the other side, UOL DIVEO TECNOLOGIA LTDA., hereinafter simply referred to as “UOL DIVEO”, both identified in Box 1 of the Purchase Order and/or the Technical Proposal attached to this Agreement and represented in conformity with their organizational documents, hereby execute this UOL CLOUD Agreement (“Agreement”), in accordance with the following clauses and conditions:

CLAUSE ONE - PURPOSE

1.1.    The purpose of this Agreement is the contracting by CUSTOMER of virtual computational resources and services for the creation and use of Processing Environment, data storage and provision of internet access, where applicable, (“UOL CLOUD”), according to values. and conditions described in the Technical Proposal, Purchase Order and Attachment I, which form an integral part of this Agreement. Contracting of services may be of two kinds:

1.1.1    No Minimum Volume: The CUSTOMER contracts an availability of computational resources that will be measured through a minimum consumption unit defined as Micro-VM (Micro Virtual Machine). The availability of resources will contain a limit that can be resized by UOL DIVEO when the CUSTOMER requests increase of computational resources due to the increase of its demand or the occurrence of any pertinent need, according to the Technical Proposal and/or Purchase Order.

1.1.2.    With Minimum Volume: CUSTOMER contracts a certain monthly volume (“Volume”) of computational resources that will be measured through a minimum consumption unit defined as Micro-VM (Micro Virtual Machine) and if it exceeds the initial contracted amount, UOL DIVEO may resize computational resources to match CUSTOMER demand, under the terms of the Technical Proposal and/or Purchase Order.

1.2.    In addition to the activities described above, CUSTOMER may contract additional management services, as detailed in the Technical Proposal and/or Purchase Order.

1.3.    Depending on the type of contracting and the requested technical scope, UOL DIVEO may make software licenses available, as described in the Technical Proposal, subject to the provisions of clause 4.1.10.

1.4.    In the event of any divergence or doubt between the terms of this Agreement and those of the Technical Proposal or any other documents, the terms of the Agreement shall prevail.

CLAUSE TWO - PRICES AND ADJUSTMENTS

2.1.    The amounts due for contracting UOL CLOUD, such as the Volume, surplus and any additional services, are mentioned in the Purchase Order and/or Technical Proposal.

2.1.2.    Taxes are not included, which will be added to the billing documents. In the event of creation, introduction or change of taxes, UOL DIVEO may adjust the values shown on the billing document in order to reflect such changes.

2.1.3.    If the contracted UOL CLOUD volume is fully consumed, the excess usage will be charged according to the values and conditions described in the Purchase Order and/or Technical Proposal, which form part of this Agreement.

2.2.    The Parties hereby elect the National Consumer Price Index - IPCA, as a monetary adjustment index, applicable to the prices, every 12 (twelve) months from the execution of the

Activation Term by the CUSTOMER. In the absence of such index or, if permitted by law or by court order, the official index that may be adopted in substitution thereof shall be applied or, if such a substitute index is not available, another monthly variation index calculated on a pro rata die basis, and which more efficiently elides the inflation effects of the national currency, shall be adopted.

2.2.1.    In the event of delay or no publication of the applicable index, UOL DIVEO will issue invoices using the latest published index. Immediately following the publication of this index, UOL DIVEO will issue the bills for payment and/or reimbursement of the difference between the amount already charged and the amounts actually due.

2.3.    For the purposes of this Agreement, Activation Term means the document to be signed by the CUSTOMER, after the completion of the adequacy tests and acceptance of the contracted items, which tests shall be performed in conjunction with UOL DIVEO.

2.3.1.    The Activation Term must be signed by the CUSTOMER within 48 (forty-eight) hours after the communication of availability of the contracted items, with due regard to the provisions in clause 11.5, sent by UOL DIVEO. If the CUSTOMER does not sign the Activation Term or fails to expressly refuse the total or partial delivery of UOL CLOUD within the aforementioned period, it will be automatically considered to have been accepted by the CUSTOMER.

2.3.2.    CUSTOMER hereby authorizes the execution of the Activation Term by any employee who is previously designated in the Purchase Order and/or the Technical Proposal attached to this Agreement.

2.4.    Upon the occurrence of facts or acts that may undermine the economic and financial balance of this contract, the parties will use their best efforts to regulate and correct the situation then created so as to avoid any loss of an economic, financial or other nature.

CLAUSE THREE – FORM OF PAYMENT

3.1.    The form of payment is established in the Purchase Order

3.2.    The monthly fee will include the amount of UOL CLOUD Volume contracted plus the charge of any overuse of Volume and additional products contracted, in accordance with the values and forms established in the Purchase Order and/or Technical Proposal.

3.3.    Delay in payments due will subject CUSTOMER to the payment of a fine of 2% on the value of the respective Bill/Invoice, plus a default interest of 1% per month, in addition to the monetary restatement based on the IPCA index, calculated from the maturity date until the date of the actual payment of the outstanding balance.

3.3.1    UOL CLOUD and any additional services eventually contracted may be suspended if CUSTOMER’s default lasts 30 (thirty) days from the maturity date and, in this case, the services will not be restored unless all amounts due are paid in full, without prejudice to UOL DIVEO’s right to immediately terminate this Agreement. After such term has elapsed, UOL will be entitled to delete/remove all CUSTOMER´s data/content, without possibility of recovery thereof.

CLAUSE FOUR – CUSTOMER´S OBLIGATIONS

4.1    Without prejudice to other obligations provided in this Agreement, CUSTOMER undertakes to:

4.1.1    Provide, in writing, all technical data requested by UOL DIVEO.

4.1.2.    Sign the Activation Term for the contracted items as soon as it becomes operational as a condition for the start and continuation of UOL CLOUD.

4.1.3.    Make the payments due for the contracted items, as provided in this Agreement, Purchase Order and/or Technical Proposal.

4.1.4.     Bear, during the term of this Agreement, the expenses incurred by UOL DIVEO technicians on travel, stays and meals for CUSTOMER facilities, as previously agreed between the parties.

4.1.5.    CUSTOMER is responsible for the proper use of the licenses made available by UOL DIVEO throughout the term of the Agreement and as long as the licenses are made available to the CUSTOMER, and must know and abide by the rules of use of such licenses. CUSTOMER shall also request and/or inform UOL DIVEO of any change in the project scope that impacts the use of the licenses. Any penalty or fine that may be imposed by the licensing company on UOL DIVEO, if the applicable rules are not complied with, may be charged from UOL DIVEO to CUSTOMER, provided that their fault is proven.

4.1.5.1    UOL DIVEO and/or the licensing company may, at any time, upon 15-day prior notice, carry out an audit for verification of the use of the licenses made available to the CUSTOMER. This audit can be carried out in the form of questions that should be answered by the CUSTOMER in up to 30 (thirty) days from the submission of the inquiry or in the analysis of the server configurations, by evaluating operating system parameters, applications and items related to the license use.

CLAUSE FIVE – UOL DIVEO’S OBLIGATIONS

5.1    Without prejudice to other obligations provided in this Agreement, UOL DIVEO undertakes to:

5.1.1    Make UOL CLOUD available as contracted and described in clause 1.1.

5.1.2    Be liable, during the term of this Agreement and of its respective Purchase Order and/or Technical Proposal, for the expenses arising from the payroll and social security charges related to its employees.

5.1.3    Perform preventive and corrective maintenance of items provided by UOL DIVEO.

5.1.4    Complete the tests together with CUSTOMER technical staff to issue the Activation Term

5.2    CUSTOMER shall refrain from hiring UOL DIVEO professionals for up to 12 (twelve) months after the conclusion of the contracted services, under penalty of fine of 13 (thirteen) salaries, considering as calculation basis the professional’s last salary in force.

CLAUSE SIX - USE OF THE INTERNET

6.1.    When applicable, that is, if the provision of Internet access has been contracted or is available to CUSTOMER, the following provisions must be complied with:

6.1.1.    CUSTOMER agrees (i) to comply with all local, domestic and international laws and regulations governing the use of the Internet; (ii) to know and comply with the “Use Policy” available from UOL DIVEO’s website (http://www.uoldiveo.com) which prohibits certain activities such as (a) obtaining or attempting to obtain unauthorized access to another account, host or network (hacker) and (b) distributing, posting or sending messages to entities that do not expressly request such messages (also known in the market as “spamming”).

6.1.2.    UOL DIVEO reserves the right to establish and prove any violation of the above clause, especially as regards spamming, 24 (twenty-four) hours after written notice, if no agreement has been reached with CUSTOMER, disable any items made available to CUSTOMER, if the problem is not settled, UOL DIVEO may immediately terminate the Agreement.

6.1.3.    CUSTOMER understands that the Internet is not owned by UOL DIVEO and also that it not operated or administered or otherwise affiliated with UOL DIVEO. Accordingly, all content, services, information and other materials that may be offered, made available or accessed through the Internet are provided solely by third parties who are not affiliated with UOL DIVEO.

6.1.4.    Use of the Internet by CUSTOMER, by CUSTOMER’s customers or any other authorized user is the sole responsibility of the respective user and the latter shall be subject to all applicable laws and regulations. UOL DIVEO does not warrant that the provision of internet access will be uninterrupted or error free, or that any information, software or other material that may be accessed over the Internet is free of viruses, debilitating code, worms or other harmful components.

6.1.5.    CUSTOMER further understands that the Internet contains unedited materials, some of which are sexually explicit or may be offensive to some persons, and that CUSTOMER access to such materials is their sole responsibility. UOL DIVEO does not have control over neither accepts any responsibility for such materials.

6.1.6.    Should CUSTOMER contract security items (firewalls) that are intended to mitigate CUSTOMER risks when accessing the Internet, it is clear that UOL DIVEO will not be responsible for any issues that CUSTOMER may have with respect to hackers, being also aware that invasions can occur within the company’s own environment, and UOL DIVEO does not employ any type of security for this type of invasion.

6.1.6.1.    The application of safety filters will always be performed from the external environment to the internal environment (read external as Internet), the opposite direction not applying. Thus, if CUSTOMER is performing acts provided for in our Acceptable Use Policy, UOL DIVEO may apply punishments also provided for in the contract

CLAUSE SEVEN - TERM AND TERMINATION

7.1.    This Agreement shall enter into force on the date of its execution and shall remain valid for the term set forth in the Purchase Order, which term shall commence from the date of beginning of billing of services, and will be automatically renewed for equal and successive periods unless the parties express their intention not to renew it by giving 30 days’ prior written notice. The beginning of the billing corresponds to the acceptance date, expressed or tacit, of the activation term.

7.2.    This Agreement may be terminated by either party immediately, for cause, in the event of the following:

(a)    if the other party breaches any clause or condition set forth herein and does not remedy such default within 30 (thirty) days from the date of receipt of written notice from the aggrieved party;

(b)    if the other party decides to file for bankruptcy or judicial or extrajudicial recovery; or

(c)    force-majeure reason or Act of God, as defined in the Civil Code.

7.2.1.    Irrespective of the deadline for correction of the default set forth in clause 7.2 (a), termination may be immediate in the event of breach of the provisions of clauses 3.3.1 and 6.1.2 of this Agreement or in the event of violation of any provision or law of any regulatory agency or government agency

7.3    If CUSTOMER requests total or partial termination, without cause, of this Agreement/Purchase Order, he/she must send 90 (ninety)-day prior written notice, without prejudice to the payment of all costs generated until the deadline of the Prior Notice.

CLAUSE EIGHT – ASSIGNMENT

8.1.    The Parties may not assign and transfer, in whole or in part, this Agreement, or any rights arising herefrom, unless upon prior written consent of the other Party, except in the event of a corporate restructuring of either Party, subject to the provisions set forth in the applicable corporate law, in which case the successor entity shall be required to subrogate with all rights and obligations assumed in this Agreement.

8.2.    Without CUSTOMER’s prior written consent, UOL DIVEO may assign and transfer to its affiliated companies this Agreement or any rights, obligations or liabilities arising herefrom - including, but not limited to, data from/provided by CUSTOMER, necessary to the correct provision of services and confidential information.

8.2.1.    For the purposes of this Agreement, affiliated companies are considered to be any entity that directly or indirectly controls, is controlled by or is under common control with UOL DIVEO.

CLAUSE NINE – CONFIDENTIALITY

9.1.    The parties agree that all information provided by the other party for the performance of this Agreement will be considered as confidential (“Confidential Information”) and will remain the sole and exclusive property of the party that disclosed them (Disclosing Party).

9.2.    Neither party may disclose Confidential Information to anyone without written consent of the Disclosing Party, except for its employees, contractors or suppliers and/or affiliates who need to receive this information for the faithful performance of this Agreement, the latter being required to agree to the terms of this Clause.

9.3.    The obligations in this clause will survive for a period of 2 (two) years after the expiration or termination of this Agreement.

9.4.    The provisions in this Clause do not apply to any Confidential Information that: (i) is already known to the Receiving Party on the date it was disclosed by the Disclosing Party; (ii) is available to the public without breach by the Receiving Party of its obligations hereunder; (iii) is disclosed to the Receiving Party free from restrictions by a third party who was legally permitted to make such disclosure; (iv) is independently developed by the Receiving Party; (v) has been disclosed due to a law requirement or court order.

9.5.    UOL DIVEO may use CUSTOMER’s name and brand on promotional material and/or on the UOL DIVEO website (www.uoldiveo.com) provided that the promotional material is approved in advance by CUSTOMER.

9.6    By mutual agreement between CUSTOMER and UOL DIVEO, UOL DIVEO’s “Virtual Seal”, as defined below, will be displayed on the bottom of the CUSTOMER’s website, so that it is visible during navigation of the entire site.

9.6.1    The Virtual Seal consists of material created by UOL DIVEO for dissemination to the general public of hosting the CUSTOMER´s website at the UOL DIVEO Data Center.

9.6.2    UOL DIVEO will make the Virtual Seal available to CUSTOMER, and CUSTOMER shall send to UOL DIVEO, for approval prior to disclosure, the final layout of the website page with the inclusion of the Virtual Seal.

9.6.3    In the event of termination of the Agreement, whatever the reason may be, or if UOL DIVEO shall so request, in writing and for any reason, CUSTOMER shall delete the Virtual Seal from the website within 24 hours of the termination of the Agreement or the request.

9.6.4    Any change to the contents, size, format or features of the Virtual Seal without express and prior authorization of UOL DIVEO is expressly forbidden. The Virtual Seal is and will remain the property of UOL DIVEO.

CLAUSE TEN - RESPONSIBILITY

10.1.    In the event of non-compliance with availability levels, as defined in Attachment I - Availability Level, due to proven fault of UOL DIVEO, which exceeds the minimum availability period, CUSTOMER shall be entitled to a credit in the month following the month of interruption, by way of recovery.

10.2.    Neither party shall be liable for the payment of indemnities relating to losses and damages, loss of profit and/or direct damages incurred pursuant to this agreement, in an amount exceeding the sum of twelve (12) monthly fees prior to the event giving rise to the damage.

10.3.    The parties represent and warrant that no equipment used by them under the terms of this Agreement violates any patent, copyright, trade secret or any other ownership right, including intellectual property, of the other party or of any third party, or interferes with the operation of UOL DIVEO’s equipment or resources.

10.4.    The parties represent and warrant that they are aware of, agree to and abide by all laws, rules and regulations that apply to this Purchase Order, Agreement, and the activities to be performed by them hereunder, including, but not limited to those enacted by ANATEL and/or other agencies.

10.5.    UOL DIVEO will be solely responsible for all labor, social security, tax and accident obligations arising from the employment relationship between it and its employees, agents or any other professionals designated for the performance of this Agreement.

10.6.    CUSTOMER declares to be aware of the internal policy UOL DIVEO that provides for:

(i)    that demonstrations of cordiality are accepted between UOL DIVEO professionals and their clients, such as the exchange of gifts of a symbolic value at Christmas time, for example;

(ii)    that, in case of intention to offer valuable gifts to UOL DIVEO professionals by clients, whether by way of goods or services (including travel and courses), such intention must be previously communicated to the HR Department by e-mail to fverdicchio@uolinc.com, who will decide on the advisability of accepting (or not) the offer to the professional.

10.7.    The Parties undertake by themselves and their directors, officers, employees and/or attorneys in fact and at law to comply with Brazilian law and faithfully undertake not to perform any act, directly or indirectly, that may constitute corruption or harmful act against the national or foreign public administration, as provided for in Article 5 of Federal Law No. 12,846/2013, such as offering promise and/or improper payments, gratuities, gifts, or any advantage directly or indirectly to public agents, State servants in any spheres, political parties and their officials, as well as agents or officials of the foreign public administration. Failure by the Party to comply with any Anti-Corruption Laws will be considered a serious breach of the Agreement and will give the other Party the right to terminate it immediately.

10.8    The Party shall not be liable for any actions and/or omissions of any kind, loss or damage, loss of profit arising from or related to non-compliance with any anti-corruption laws attributable to the defaulting Party, including its officers, directors, employees and/or representatives.

10.9    The defaulting Party shall indemnify and hold the other Party and/or its officers, directors, employees and/or representatives harmless from any loss, claim, fine, cost or any expenses incurred by the Party arising out of any breach provided for in Clause 10.7.

10.10    Without prejudice to the applicable legal measures, the Parties acknowledge and agree that they will provide pertinent data and information, when requested by the competent authorities, in the event of the commencement of any proceeding intended to investigate any violation of the anti-corruption laws applicable to this Agreement.

CLAUSE 11 - GENERAL PROVISIONS

11.1.    The parties acknowledge that the voidance or unenforceability of any of the contractual clauses will not affect the enforceability and effectiveness of the other clauses and of the agreement itself.

11.2.    Waiver by either party of default in the conditions stipulated herein shall be mere forbearance and may not be claimed as contractual novation or waiver of rights and may be exercised by the party that feels aggrieved at any time.

11.3.    This Agreement may not be changed except by written amendment executed by the parties.

11.4.    In no event whatsoever shall the terms set forth herein give either party the right or authority to represent the other before any third party.

11.5.    All notices required under this Agreement will be (a) personally delivered, or (b) sent by registered mail to the parties at the addresses specified in the Purchase Order and/or the Technical Proposal attached hereto, or other addresses of which either party may inform the other in writing.

11.6.    The parties shall not be liable for failure to comply with their obligations under this Agreement as a result of Acts of God or force majeure events that temporarily or permanently prevent them from complying with any of these obligations, as provided for in Article 393 of the Brazilian Civil Code. The party wishing to be discharged from its obligation as provided for in this Clause shall immediately inform the other, in writing, of the occurrence of the Act of God or force majeure event, also informing the estimated duration of such event.

11.7    In case the availability of software licenses to the CUSTOMER for its own or for use of CUSTOMER´s customers shall be contracted, the following clauses shall apply:

11.7.1    CUSTOMER may not remove, modify or omit any notice of copyrights, trademark or other notices of property rights that are contained or shown on the licensed products.

11.7.2    CUSTOMER may not reverse engineering, decompile, or disassemble licensed products, except and to the extent that such activity is expressly permitted by applicable law.

11.7.3    CUSTOMER disclaims, to the extent permitted by applicable law, all warranties offered by the licensing company, its affiliates or suppliers for any damages, whether direct, indirect or consequential, arising from the availability of the software.

11.7.4    UOL DIVEO provides support to CUSTOMER contracted software.

11.7.5    Products licensed by UOL DIVEO from the licensing company are assigned, for use during the contracted period, for the CUSTOMER’s restricted use. All intellectual property rights and title to the licensed products and their component elements are owned by the licensing company and its suppliers. Licensed products are protected by copyright laws and international copyright treaties, as well as other international intellectual property laws and treaties. Possession, or access or use of the licensed products by CUSTOMER does not convey thereto any ownership of the licensed products or any intellectual property rights.

11.7.6    UOL DIVEO may provide the licensing company with the necessary CUSTOMER information, for obtaining and keeping the licenses.

11.7.7    CUSTOMER is aware that the licensed products are not protected against failure. Products are not designed or created with a view to tolerate any situation in which failure of the product could lead to death or serious bodily injury, or severe physical or environmental damage (“High Risk Use”). CUSTOMER is not authorized to use the products in High Risk situations or in conjunction with high risk situations. High Risk Use is strictly prohibited. For example, High Risk Use includes: vessels or other forms of mass human transport, nuclear or chemical facilities, and Federal Food, Drug and Cosmetic Act Class III medical equipment. CUSTOMER agrees not to use, distribute or sublicense the use of products in high risk situation or in conjunction with high risk situations.

11.7.8    CUSTOMER shall maintain a copy of the End User License Terms with any service equipment.

11.7.9    CUSTOMER hereby acknowledges that the Microsoft product accompanying that of UOL CLOUD under this Agreement is governed by the End User License Terms, a copy of which is available on the Microsoft website.

11.8    This Agreement, together with the Purchase Order, its Attachments and the Technical Proposal, constitutes the entire agreement between the parties with respect to the contracted purpose and supersedes any prior or contemporaneous agreement, whether written or oral, the individual declarations of will made by the parties differently from those agreed in these documents being deemed void.

11.9    CUSTOMER declares that the attorneys-in-fact and/or legal representatives who sign the Technical Proposal and the Addenda are duly appointed in conformity with the respective articles of incorporation, being empowered to undertake all the obligations contracted herein.

11.9.1    CUSTOMER hereby grants full and general powers to the persons indicated in the Purchase Order and/or the Technical Proposal attached hereto, in order to, severally, include, exclude and/or amend the conditions of this Agreement, provided that CUSTOMER´s articles of incorporation allow the granting of these powers for such purpose.

11.9.2    It is the CUSTOMER’s sole responsibility to inform UOL DIVEO of any changes made by the grantors and/or the powers granted herein.

11.10    This Agreement shall be governed by Brazilian law.

11.11.    This instrument supersedes the agreement registered on April 5, 2018 with the 8th Registry Office of Deeds and Documents and Legal Entities of São Paulo under no. 1.454.834.

CLAUSE TWELVE - JURISDICTION

12.1. The parties elect the court of the City of São Paulo/SP, to settle any dispute arising from this Agreement.

In witness whereof, the parties execute this Agreement in two counterparts of equal content and form, together with the two witnesses named and identified in the respective Purchase Order and/or Technical Proposal attached hereto.

ATTACHMENT I

AVAILABILITY LEVEL - UOL CLOUD

1. Availability Level Agreement

1.1    UOL DIVEO will maintain an annual availability of virtual computing resources for the creation and use of the Processing Environment and the provision of Internet access, where applicable, OF at least 99.9% (SLA). UOL CLOUD availability is defined as the response of the UOL DIVEO managed operating system to the transactions of the CUSTOMER managed application over a one year period. The annual availability of UOL CLOUD will be assessed monthly. Minimum monthly availability will vary depending on the number of days a month.

1.1.1    In the event that UOL DIVEO does not maintain monthly availability of at least 99.9% in any month, the customer may request, in the month during which UOL DIVEO has not reached its minimum commitment, a credit to be applied on the monthly rate for the affected availability level, as shown in the table below:

Actual Monthly Availability of UOL CLOUD	Credit Percentage in the Monthly Invoice
99.80% to 99.89%	5% (R$1,000 max)
99.40% to 99.79%	10% (R$2,000 max)
97.50% to 99.39%	20% (R$3,000 max)
95.00% to 97.99%	30% (R$6,000 max)
Less than 95%	50% (R$10,000 max)

1.2	UOL DIVEO shall not be liable to Customer for any delay or failure arising from:

a)    Interruptions scheduled by UOL DIVEO for preventive and/or corrective maintenance, provided that they are duly informed to CUSTOMER 48 (forty-eight) hours in advance;

b)    Interruptions caused by improper operation by CUSTOMER or its agents;

c)    Act of God, force majeure, delays caused by Customer or any Third Party, and delays or failures caused by Customer Materials or any similar destructive viruses or items affecting such materials.

1.3	SLA Credits will not be granted in the following cases:

1.3.1    Scheduled Maintenance. Interruptions scheduled by UOL DIVEO for the purpose of preventive and/or corrective maintenance of the items contracted hereunder.

Scheduled Maintenance means any maintenance of the UOL Diveo Internet Data Center where the CUSTOMER Hosting is located, provided CUSTOMER is advised of such preventive maintenance within 48 (forty-eight) hours in advance, and such maintenance is carried out between 02:00 a.m. and 06:00 a.m., local time, or at any time as previously agreed between UOL DIVEO and CUSTOMER. UOL DIVEO will notify CUSTOMER of the need for Scheduled Maintenance by phone, email or fax.

1.3.2    Unavailability of contracted items due to Scheduled Maintenance, or any unavailability resulting from CUSTOMER circuits or infrastructure, CUSTOMER applications, applications incompatible with UOL DIVEO supplied hardware or software, CUSTOMER acts or omissions, or any use thereof or UOL CLOUD user, authorized by CUSTOMER.

1.3.3    Stoppage of a server or other equipment that is part of a contingency system with a cluster solution or load balancing, and does not imply interruption of items contracted by CUSTOMER.

1.4     Process for Requesting Credits: In the event that CUSTOMER notifies UOL DIVEO of the unavailability of the contracted items and UOL DIVEO establishes that such unavailability has not occurred for causes beyond its control, this period will be accounted for in the total unavailability for the period. Credits relating to this unavailability may only be used for deduction of the recurring monthly fee and may not be used to deduct any options or tariffs or specific fees that CUSTOMER has incurred. Customers with multiple servers and/or services may only receive credit for items where the SLA has not been met.

1.5     CUSTOMER must apply for credit within a period of 30 (thirty) days from the end of the month in which unavailability occurred, and for which credit would apply.

1.6     The credit amount will be applied within a maximum of two charge cycles following the credit request approved by UOL DIVEO.

1.7     UOL DIVEO is the sole party authorized to evaluate the merits of a credit request within the terms of that SLA. UOL DIVEO’s records will be the basis for calculating the unavailability of contracted items and the resulting credits.

1.8     This SLA is the document used for analysis of reimbursement for unavailability.

1.9     Because the reimbursement is on a monthly basis and the assessment of breach of the SLA breach is on an annual basis, the credit values actually granted may be eventually higher than the values that would in fact be due by UOL DIVEO. Therefore, at the end of the contract UOL DIVEO may make the reconciliation of the values in order to determine possible refund of values.

2.	UOL CLOUD

2.1	Definitions:

CUSTOMER Materials: means (a) any Web domain name provided by CUSTOMER; (b) all Processing Environment Content; (c) any other information or material provided by CUSTOMER to UOL DIVEO, including, but not limited to, all modifications, enhancements, work derived from such materials and executable software. CUSTOMER hereby represents and warrants that it is the owner of or is authorized to use CUSTOMER Materials; it further represents and warrants that CUSTOMER Materials and the assignment of rights of use to UOL DIVEO for such Materials does not infringe any law or regulation, including any Third-Party rights.

Processing Environment: means any set, delivered by CUSTOMER to UOL DIVEO, of computer software, data files and related items, including any intellectual property and CUSTOMER Materials that may be contained in such programs and data files.

Processing Environment Content: means software, information and services contained, displayed, linked, downloaded or accessed by or through a Processing Environment and links contained within such Processing Environment.

2.2     CUSTOMER is solely responsible for the creation, provision, selection, accuracy, quality, reliability, transferability, suitability for use, ownership, updating and maintenance of all content contained in UOL CLOUD.